Exhibit 10.10

AMENDED & RESTATED

PROMISSORY NOTE

$238,577.81 Nashville, Tennessee April 1, 2015

FOR VALUE RECEIVED, MEMORY CARE AMERICA, LLC ("**Maker**"), promises to pay to the order of BETTY GEARHART ("**Payee**"), the sum of Two Hundred Thirty-Eight Thousand Five Hundred Seventy-Seven and 81/100 Dollars ($238,577.81), (or as much as may be outstanding thereunder from time to time) together with interest thereon at the rate of seven percent (7%) per annum, as follows: (i) on the first day of each of July, October, January, and April, commencing April 1, 2015, an amount equal to all outstanding accrued interest under this Note and (ii) on April 1, 2017 an amount equal to all outstanding accrued interest and the outstanding principal balance of this Note. Notwithstanding the foregoing, (i) in the event that at any time prior to April 1, 2017 (A) Maker sells all or substantially all of its ownership interest in MCA Naples Holdings, LLC or in the event that MCA Naples Holdings, LLC and its subsidiaries sell all or substantially all of their assets (including both real estate assets and the rights to operate the facility that they currently own in Naples, Florida), (B) Maker acquires the Southerland Place facility located in Brentwood, Tennessee from Senior Living Holdings Co. LLC or its affiliates, or (C) Maker receives funded proceeds from the issuance of equity capital by Maker or incurrence of funded debt by Maker, from a party or parties (or affiliates thereof) who are not currently direct or indirect equity owners of Maker, in an amount in excess of $5 million, then all accrued interest and the full outstanding principal balance of this Note shall be due and payable upon demand of the Payee and (ii) in the event that MCA Naples Holdings, LLC and its subsidiaries sell all of their real estate assets, but retain the rights to operate the facility they currently own in Naples, Florida, at any time prior to April 1, 2017, then one-half of all accrued interest and one-half of the outstanding principal balance of this Note shall be due and payable upon demand of the Payee.

Interest hereunder shall be calculated based upon a 360-day year and actual days elapsed. The interest rate required hereby shall not exceed the maximum rate permissible under applicable law, and any amounts paid in excess of such rate shall be applied to reduce the principal amount hereof or shall be refunded to Maker, at the option of the holder of this Note.

Any payment not made within fifteen (15) days of its due date shall be subject to assessment of a late charge equal to five percent (5%) of such payment. All amounts due under this Note are payable at par in lawful money of the United States of America, at the principal place of business of Maker in Nashville, Tennessee, or at such other address as the Payee or other holder hereof (herein "**Holder**") may direct.

The occurrence of any of the following with regard to Maker shall constitute an "Event of Default" under this Note: (a) the failure of Maker to make any payment when due under this or any other obligation to Holder (time is of the essence of this Note); (b) the institution of proceedings by Maker under any state insolvency law or under any federal bankruptcy law; (c) the institution of proceedings against Maker under any state insolvency law or under any federal bankruptcy law, if such proceedings are not dismissed within thirty (30) days; (d) Maker's becoming insolvent or generally failing to pay its debts as they become due; (e) the instigation of legal proceedings against Maker for the violation of a criminal statute or for failure to pay state

or federal taxes; (f) the decline of the market value of collateral securing this Note below the amount outstanding hereunder, unless Maker tenders sufficient additional collateral acceptable to Holder; (g) the issuance of an attachment against property of Maker unless removed, by bond or otherwise, within ten (10) days; (h) the entry of a judgment against Maker that remains unsatisfied as of the fifth day prior to the first day on which execution may issue; (i) Maker's liquidation or cessation of business; (j) the occurrence of a default under the terms of any security agreement, deed of trust, or similar document to which Maker is a party or to which any property securing this Note is subject; (k) the occurrence of any of the foregoing with regard to any surety, guarantor, endorser, or other person or entity primarily or secondarily liable for the payment of the indebtedness evidenced by this Note, or any such party's purported cancellation or repudiation of liability for the debt evidenced hereby; or (l) the occurrence of any event or presence of any condition that causes Holder in good faith to feel insecure regarding the likelihood of its receiving orderly and complete payment according to the terms of this Note without proceeding against any collateral or seeking payment from any surety or guarantor.

Upon the occurrence of an Event of Default, as defined above, Holder may, at its option and without notice, declare all principal and interest provided for under this Note, and any other obligations of Maker to Holder, to be presently due and payable, and Holder may enforce any remedies available to Holder under any documents securing or evidencing debts of Maker to Holder. Holder may waive any default before or after it occurs and may restore this Note in full effect without impairing the right to declare it due for a subsequent default, this right being a continuing one. Upon default, the remaining unpaid principal balance of the indebtedness evidenced hereby and all expenses due Holder shall bear interest at the highest rate permissible under applicable law.

All amounts received for payment of this Note shall be first applied to any expenses due Holder under this Note or under any other documents evidencing or securing obligations of Maker to Holder, then to accrued interest, and finally to the reduction of principal. Prepayment of principal or accrued interest may be made, in whole or in part, at any time without penalty. Any prepayment(s) shall reduce the final payment(s) and shall not reduce or defer installments next due.

This Note may be freely transferred by Holder.

Maker and all sureties, guarantors, endorsers and other parties to this instrument hereby consent to any and all renewals, waivers, modifications, or extensions of time (of any duration) that may be granted by Holder with respect to this Note and severally waive demand, presentment, protest, notice of dishonor, and all other notices that might otherwise be required by law. All parties hereto waive the defense of impairment of collateral and all other defenses of suretyship.

Maker's performance under this Note is secured by various property, including, but not limited to, the collateral described in that certain Security Agreement of even date herewith.

Maker and all sureties, guarantors, endorsers and other parties hereto agree to pay reasonable attorneys' fees and all court and other costs that Holder may incur in the course of efforts to collect the debt evidenced hereby or to protect Holder's interest in any collateral securing the same.

The validity and construction of this Note shall be determined according to the laws of Tennessee applicable to contracts executed and performed within that state. If any provision of this Note should for any reason be invalid or unenforceable, the remaining provisions hereof shall remain in full effect.

The provisions of this Note may be amended or waived only by instrument in writing signed by the Holder and Maker and attached to this Note.

This Note amends and restates in its entirety that certain Promissory Note dated July 13, 2012 payable by the Maker to the Payee. That certain Assignment and Security Agreement dated July 13, 2012 shall remain in full force and effect.

Words used herein indicating gender or number shall be read as context may require.

MEMORY CARE AMERICA, LLC

By: Michael Hound

Its: President & CEO

AMENDMENT TO
AMENDED & RESTATED
PROMISSORY NOTE

This Amendment to Amended & Restated Promissory Note (the "Amendment") is made as of April 1, 2017 by and between Memory Care America, LLC ("Borrower") and Betty Gearhart ("Lender").

RECITALS

A. Borrower executed that certain Amended & Restated Promissory Note dated as of April 1, 2015 in the principal amount of $238,577.81 (the "Promissory Note").

B. Borrower and Lender desire to enter into this Amendment to amend the maturity date of the Promissory Note.

C. Capitalized terms used, but not defined, in this Amendment shall have the meaning set forth in the Promissory Note.

AMENDMENT

The Promissory Note is hereby amended as follows:

1. All references to "April 1, 2017" set forth in the Promissory Note are hereby deleted and replaced with "April 1, 2018."
2. Except as expressly modified by this Amendment, all other provisions of the Promissory Note are unmodified and continue in full force and effect.
3. This Amendment may be executed in multiple counterparts, all of which together shall be considered one and the same original document.

IN WITNESS WHEREOF, the Borrower and Lender have executed this Amendment as of the date first above written.

BORROWER:

MEMORY CARE AMERICA, LLC

By: /s/ BJ Parrish

Its: Chief Operating Officer

LENDER:

Betty Gearhart

SECOND AMENDMENT TO
AMENDED & RESTATED
PROMISSORY NOTE

This Second Amendment to the Promissory Note (the "Amendment") is made as of March 5, 2020 by and between Memory Care America, LLC ("Borrower") and Betty Gearhart ("Lender").

RECITALS

A. Borrower executed that certain Promissory Note dated as of April 1, 2012 in the principal amount of $200,000.00 (the "Promissory Note")

B. Borrower executed that certain First Amended & Restated Promissory Note dated as of April 1, 2015 in the principal amount of $238,577.81 (the "First Amendment").

C. Borrower and Lender desire to enter into this Amendment to further extend the maturity date of the Promissory Note.

D. Borrower desires to pay the accrued and unpaid interest due under the Promissory Note, through January 1, 2020, in the amount of $11,266.38.

E. Capitalized terms used, but not defined, in this Amendment shall have the meaning set forth in the Promissory Note.

AMENDMENT

The Promissory Note is hereby amended as follows:

1. The Maturity Date shall be amended and extended to April 1, 2021.
2. The principal amount set forth in the Second Amended & Restated Promissory Note shall be $218,577.81, which amount includes the aggregate payment obligations of the Promissory Note as of the date of this Amendment, less a payment of principal in the amount of $20,000.00.
3. Except as expressly modified by this Amendment, all other provisions of the Promissory Note are unmodified and continue in full force and effect.
4. This Amendment may be executed by electronic means and in multiple counterparts, all of which together shall be considered one and the same original document.

IN WITNESS WHEREOF, the Borrower and Lender have executed this Amendment as of the date first above written.

BORROWER:
MEMORY CARE AMERICA, LLC

B.J. Parrish, Authorized Person

LENDER:
BETTY GEARHART

Betty Gearhart